Media	Investors
Racquel White	Dewey Steadman
Media@Labcorp.com	Investor@Labcorp.com

Labcorp Highlights Strategic Priorities Driving Durable Growth
and Shareholder Value at 2026 Investor Day

•Reaffirms full-year 2026 guidance
•Provides long-term outlook through 2029, with compound annual revenue growth of 5% to 8% and compound annual adjusted earnings per share (EPS) growth of 8.5% to 11.5%
•Outlines strategic growth priorities driven by a differentiated platform powered by science, technology and global scale
•Presents long-term value creation framework driven by sustainable growth, strong cash flow generation and disciplined capital deployment

BURLINGTON, N.C., (Sept. 10, 2026) — Labcorp (NYSE: LH), a global leader of innovative and comprehensive laboratory services, today will host its 2026 Investor Day at 9 a.m. ET, where the company will provide an in-depth review of its growth strategy, innovation roadmap and long-term financial outlook. The event will highlight Labcorp's unique position at the intersection of diagnostics, biopharma, science and technology and how the company is creating long-term value for customers and shareholders.

“Labcorp has never been more relevant than it is today,” said Adam Schechter, Chairman and CEO of Labcorp. “The healthcare landscape is being transformed by scientific innovation, personalized medicine and consumer-directed care, and the strengths of Labcorp will help shape the future of healthcare. Labcorp's growth strategy supports our expectation for above-market performance and underpins our long-term outlook through 2029 of compound annual growth of 5% to 8% in revenue and 8.5% to 11.5% in adjusted earnings per share.”

Strategic Priorities Focused on High-Growth Areas
At Investor Day, Labcorp will highlight the four strategic priorities that are driving its next phase of growth and strengthening its leadership position across the healthcare ecosystem. These priorities are:

•Leading in specialty testing through continued innovation in oncology, neurology, autoimmune diseases and women’s health.
•Being a partner of choice for health systems and leading pharmaceutical companies through differentiated scientific and operational capabilities.
•Driving personalized health solutions using science and insights to help develop therapies, inform therapy selection and deliver tailored experiences at scale.
•Shaping the company’s future through advanced technology, including artificial intelligence and robotics.

Long-Term Financial Outlook
In addition to reaffirming its 2026 guidance, Labcorp will discuss its outlook through 2029. Specifically, the company expects to achieve:
•Compound annual revenue growth between 5% and 8%
•Adjusted operating margin expansion between 75 and 150 basis points by the end of 2029
•Compound annual adjusted EPS growth between 8.5% and 11.5%
•Compound annual free cash flow growth in line with adjusted earnings growth

“Our confidence in this outlook is grounded in a proven record of delivering on our commitments and a disciplined value creation framework that converts growth into earnings, cash flow and shareholder returns,” said Julia Wang, Executive Vice President and Chief Financial Officer.

Webcast
A live webcast of the event will be available through the Labcorp Investor Relations website beginning at 9 a.m. ET. A replay of the webcast and supporting materials will be available after the conclusion of the event.

Guidance for 2026
Labcorp is affirming 2026 full-year guidance, last updated on July 30, 2026. The following guidance assumes foreign exchange rates effective as of June 30, 2026. Enterprise level guidance includes the estimated impact from currently anticipated capital allocation, including acquisitions, share repurchases, and dividends.

	2026 Guidance
	Low	High
Revenue
Labcorp Enterprise (1) (2)	$14,710	$14,827
Growth (3)	5.4%	6.3%

Diagnostics Laboratories	$11,450	$11,532
Growth (3)	5.3%	6.0%

Biopharma Laboratory Services (4)	$3,269	$3,300
Growth (3)	5.5%	6.5%

Adjusted EPS	$18.10	$18.55

Free Cash Flow	$1,240	$1,360

(1) 2026 Enterprise guidance includes an impact from foreign currency translation of 0.4%.
(2) Enterprise level revenue is presented net of intercompany transaction eliminations.
(3) Growth based on 2025 Enterprise revenue of $13,952 million, Diagnostics Laboratories revenue of $10,876 million, and Biopharma Laboratory Services revenue of $3,098 million.
(4) 2026 Biopharma Laboratory Services guidance includes an impact from foreign currency translation of 1.5%.

About Labcorp
Labcorp (NYSE: LH) is a global leader of innovative and comprehensive laboratory services that helps doctors, hospitals, pharmaceutical companies, researchers and patients make clear and confident decisions. We provide insights and advance science to improve health and improve lives through our unparalleled diagnostics and drug development laboratory capabilities. The company's nearly 71,000 employees serve clients in approximately 100 countries, provided support for more than 85% of the new drugs and therapeutic products approved by the FDA in 2025 and performed more than 750 million tests for patients around the world. Learn more at www.labcorp.com.

Use of Adjusted Measures
The company has provided in this press release “adjusted” financial information that has not been prepared in accordance with GAAP, including adjusted EPS (or adjusted net income per share), adjusted operating margin, and free cash flow. Moreover, the company is not able to provide reconciliations of these adjusted measures on a forward-looking basis because it is unable to predict, without unreasonable effort, certain components thereof. As such, any associated estimate and its impact on these measures could vary materially, and the company cannot address the probable significance of unavailable information. The company believes these adjusted measures are useful to investors as a supplement to, but not as a substitute for, GAAP measures, in evaluating the company’s operational performance. The company further believes that the use of these non-GAAP financial measures provides an additional tool for investors in evaluating operating results and trends, and growth and shareholder returns, as well as in comparing the company’s financial results with the financial results of other companies.

Non-GAAP adjusted measures should not be considered as an alternative to the corresponding measures prepared in accordance with GAAP, and these adjusted measures may be different from and not directly comparable to the measures presented by other companies.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, statements with respect to (i) the estimated 2026 guidance, the long-term financial outlook, and the long-term capital deployment strategy, and related assumptions of each, (ii) the impact of various factors on operating and financial results, including global economic and market conditions, on the company's businesses, operating results, cash flows, and/or financial condition, (iii) current and future offerings, capabilities, and business strategies, including those related to high-growth specialty areas, (iv) expected savings, synergies and other benefits to the company, customers or patients from acquisitions and other transactions, partnerships, company initiatives and investments, (v) the use of technology, including the use of artificial intelligence (AI), and expected operational efficiencies, revenue growth, impacts on customer and patient experience and access, and other benefits from the use of such technologies, and (vi) opportunities for future growth.

Each of the forward-looking statements is subject to change based on various important factors, many of which are beyond the company's control, including without limitation: (i) the failure to receive tax-free treatment with respect to the spin-off of the company’s former Clinical Development and Commercialization Services business for U.S. federal income purposes; (ii) the impact of spin-off related items; (iii) personnel costs and potential difficulties with employee relations and retention; (iv) the trading price of the company's stock, competitive actions and other unforeseen changes and general uncertainties in the marketplace; (v) the impact of changes to existing or adoption of new laws and regulations applicable to the company, including healthcare reform, or changes to the interpretation and application of such laws and regulations; (vi) customer preferences and purchasing decisions, including changes in payer regulations or policies; (vii) adverse actions of governmental and third-party payers; (viii) changes in testing guidelines or recommendations; (ix) the impact of global geopolitical events; (x) the effect of public opinion on the company's reputation; (xi) adverse results in material litigation matters; (xii) failure to maintain or develop customer relationships; (xiii) the company's ability to develop or acquire new products and adapt to technological changes; (xiv) failures of, or adverse events relating to, the company’s information technology systems, programs, or processes or the company’s data security; (xv) the impact of potential losses under repurchase agreements; (xvi) adverse weather conditions; (xvii) the number of revenue days in a financial period; (xviii) inflation; (xix) increased competition; and (xx) the effect of exchange rate fluctuations. These factors, in some cases, have affected and in the future (together with other factors) could affect the company's ability to implement the company's business strategy, and actual results could differ materially from those suggested by these forward-looking statements. As a result, readers are cautioned not to place undue reliance on any of the forward-looking statements.

The company has no obligation to provide any updates to these forward-looking statements even if its expectations change. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Further information on potential factors, risks and uncertainties that could affect operating and financial results is included in the company's most recent Annual Report on Form 10-K and subsequent Forms 10-Q, including in each case under the heading RISK FACTORS, and in the company's other filings with the SEC. The information in this press release should be read in conjunction with a review of the company's filings with the SEC including the information in the company's most recent Annual Report on Form 10-K, and subsequent Forms 10-Q, under the heading “MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS”.